UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025
BXP, INC.
BOSTON PROPERTIES LIMITED PARTNERSHIP
(Exact Name of Registrants As Specified in its Charter)

BXP, Inc.	Delaware	1-13087	04-2473675
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Boston Properties Limited Partnership	Delaware	0-50209	04-3372948
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street, Suite 1900, Boston, Massachusetts 02199
(Address of Principal Executive Offices) (Zip Code)
(617) 236-3300
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
BXP, Inc.	Common Stock, par value $0.01 per share	BXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
BXP, Inc.:
Emerging growth company ☐

Boston Properties Limited Partnership:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

BXP, Inc. ☐         Boston Properties Limited Partnership ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2025, BXP, Inc. (the “Company”), the general partner of Boston Properties Limited Partnership (“BPLP”), entered into an Amended and Restated Employment Agreement (the “Agreement”) with Owen D. Thomas, the current Chief Executive Officer (“CEO”) and Chairman of the Board of Directors (the “Board”) of the Company. The term of the Agreement covers the next four years, through December 31, 2029, and is intended to more closely align the term of his employment with the multi-year, strategic action plan introduced at the Company’s Investor Day on September 8, 2025. In addition, with one exception noted below, the terms of Mr. Thomas’ new agreement are fundamentally the same as Mr. Thomas’ current employment agreement, and the new agreement does not change Mr. Thomas’ base salary, target cash bonus or target total compensation for 2025.

In connection with the Agreement, the Compensation Committee of the Board (the “Compensation Committee”) also approved the 2025 Outperformance Plan (the “OPP”). Under the OPP, the Company granted equity awards (the “Awards”) to Mr. Thomas and other members of the Company’s senior leadership team. The purpose of the Agreement and the Awards is to retain and incentivize key members of senior management and to maximize their alignment with the interests of the Company’s shareholders for the duration of the action plan. In light of this purpose, recipients of OPP awards will forfeit value if they are not providing services to BXP when the value is created for shareholders. In addition, the terms of the OPP awards do not provide for accelerated or continued vesting for any recipient, including Mr. Thomas, in connection with a qualified retirement. As a result, this policy was specifically added to Mr. Thomas’ new employment agreement.

Employment Agreement

Pursuant to the Agreement, Mr. Thomas will continue to serve as the Company’s CEO through December 31, 2029, extending the term of Mr. Thomas’ current employment agreement that was scheduled to expire on December 31, 2026.

The following is a summary of the material terms of the Agreement:

Term and Duties

(i)December 22, 2025 through December 31, 2029; provided that in the event of a Change in Control during such period, the term shall be extended until twenty-four (24) months after the Change in Control. There is no automatic renewal provision.

(ii)As CEO, Mr. Thomas reports directly to the Board, and he must devote substantially all of his working time and efforts to the performance of his duties.

(iii)The Board agreed to nominate Mr. Thomas for re-election to the Board for so long as he remains CEO, and Mr. Thomas has agreed to resign from the Board upon termination of employment.

(iv)Mr. Thomas may (a) participate as an officer or director of, or advisor to, any organization that is not engaged in commercial real estate activities, (b) engage in religious, charitable or other community activities, provided that they do not materially restrict his ability to fulfill his obligations to the Company as CEO and (c) engage in “Minority Interest Passive Investments” (as defined in the Agreement).

Compensation and Benefits

(i)Annual base salary of $950,000, subject to annual review and may be increased but not decreased in the discretion of the Compensation Committee.

(ii)For each calendar year during the term, Mr. Thomas shall have the opportunity to earn an annual bonus based on the achievement of Company and individual performance goals and other criteria, as determined by the Compensation Committee. Mr. Thomas’ target annual bonus shall be $2,350,000, and such target may be increased but not decreased. The actual earned bonus may range from 0 to 150% of the target based on the Compensation Committee’s evaluation of the achievement of Company and individual performance goals and other criteria.

(iii)For each calendar year during the term, Mr. Thomas will be eligible to participate in the Company’s long-term incentive program, with the target amount of equity granted to be determined at the discretion of the Compensation Committee based on Company and individual performance and competitive peer group information.

(iv)Mr. Thomas is eligible to participate in all of the Company’s employee benefit plans and programs as in effect from time to time for the Company’s senior executive employees, including medical/dental insurance, life insurance, disability insurance and deferred compensation plans.

(v)Mr. Thomas is entitled to the use of a Company-owned or leased automobile, a benefit he has declined every year since becoming CEO.

Severance Benefits and Retirement Eligibility

(i)Mr. Thomas’ employment with the Company is at-will, but his employment agreement provides for certain payments and benefits to him upon his separation from the Company in certain circumstances, including the following:

(1)If the employment of Mr. Thomas is terminated by the Company without Cause or by Mr. Thomas for Good Reason not in connection with a Change in Control, then Mr. Thomas will be entitled to a severance amount equal to two times the sum of (x) his base salary plus (y) the amount of his cash bonus, if any, received in respect of the immediately preceding year (but not less than his target bonus), to be paid in the form of a salary continuation. Mr. Thomas is also entitled to a pro rata target bonus for the year of termination and an additional 24 months of vesting in his time-based equity awards, acceleration of vesting of his performance-based awards to the extent provided in the relevant award agreements, and, subject to his contribution toward the payment of premiums at the active employees’ rate, may also participate in the Company’s health plan for up to 24 months; provided that if such period exceeds his entitlement under COBRA, he will be paid monthly amounts equal to the Company’s premium contributions for the remainder of the 24-month period. Receipt of these payments and benefits (other than the prorated target bonus) is subject to Mr. Thomas executing a general release of claims against the Company.

(2)If the employment of Mr. Thomas is terminated by the Company without Cause or by Mr. Thomas for Good Reason upon or within 24 months after a Change in Control of the Company, then Mr. Thomas will be entitled to his pro rata target cash bonus for the year of termination and a lump sum severance amount equal to three times the sum of (x) his base salary plus (y) the amount of his average annual cash bonus for the three calendar years preceding the change in control (or his target bonus, if greater). Mr. Thomas will also be entitled to full vesting of his time-based equity awards, acceleration of vesting of his performance-based awards to the extent provided in the relevant award agreements, 36 months of financial counseling, tax preparation assistance and outplacement counseling, and, subject to his contribution toward the payment of premiums at the active employees’ rate, may also participate in the Company’s health plan for up to 36 months; provided that if such period exceeds his entitlement under COBRA, he will be paid monthly amounts equal to the Company’s premium contributions for the remainder of the 36-month period.

(ii)Because Mr. Thomas is at least 62 years of age and has completed at least ten (10) years of employment with the Company, Mr. Thomas is deemed to have satisfied the requirements for retirement eligibility and, as a result, the Agreement provides that his time-based equity awards, whether currently outstanding or granted in the future, shall be deemed to be fully vested and performance-based equity awards (including the Company’s Multi-Year Long-Term Incentive Program Awards or “MYLTIP Awards”) that are earned will vest in full (without any proration of the award based on service time). Notwithstanding the foregoing, Mr. Thomas’ OPP award shall be governed exclusively by the terms of the OPP, which does not provide for any accelerated or continued vesting in connection with retirement. In addition, upon a Qualified Retirement, Mr. Thomas shall be entitled to a prorated portion of his annual bonus for the year in which he retires.

(iii)Mr. Thomas is not entitled to participate in any of the Company’s change in control severance plans and he is not entitled to receive any tax gross-up payments. In the event that any payment or benefit to be paid or provided to Mr. Thomas would be subject to the golden parachute excise tax under Section 280G of the Internal Revenue Code, the payments and benefits will be reduced to the extent necessary to avoid the imposition of the excise tax if doing so would result in a greater after-tax benefit to Mr. Thomas.

(iv)The expiration of Mr. Thomas’ agreement on December 31, 2029 (1) will not constitute or result in a termination of employment by the Company without Cause or termination of employment by Mr. Thomas for Good Reason, and the severance provisions (other than retirement eligibility and related benefits) shall not apply, and (2) will constitute a Qualified Retirement. In addition, notwithstanding the expiration of the term on December 31, 2029 and consistent with the Company’s historical practice in respect of retiring executives, in 2030, Mr. Thomas shall receive an annual equity incentive award(s) in respect of services provided during calendar year 2029, and the terms and conditions of such awards, including the grant date target value and, generally, the type(s) of awards, shall be determined in the discretion of the Compensation Committee.

Restrictive Covenants

(i)While he is an officer and until the later of (1) one year after the termination of his employment for any reason or (2) the latest date of full vesting of any performance-based equity award, Mr.

Thomas is prohibited from competing with the Company, unless his employment is terminated following a Change in Control.

(ii)Mr. Thomas is also subject to confidentiality requirements and post-termination litigation and regulatory cooperation obligations.

For purposes of this section, the terms “Cause,” “Change in Control,” “Good Reason,” “Minority Interest Passive Investments” and “Qualified Retirement” have the meanings set forth in the Agreement. The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Outperformance Plan

As described above, on December 22, 2025 (the “Grant Date”), the Compensation Committee granted the Awards to members of the Company’s senior leadership team under the OPP. In determining the appropriateness of granting the Awards, the Compensation Committee was advised by the Compensation Committee’s independent compensation consultant.

The Awards were issued pursuant to the Company’s 2021 Stock Incentive Plan in the form of performance-based long-term incentive units (“LTIP Units”) of BPLP and consist of an opportunity to earn up to 711,864 LTIP Units in the aggregate. On the Grant Date, the Company’s named executive officers received the following awards:

Name	Number of LTIP Units
Owen D. Thomas	211,864
Douglas T. Linde	148,305
Michael E. LaBelle	72,034
Bryan J. Koop	59,322
Hillary J. Spann	59,322

Other executive officers received an aggregate of 161,017 LTIP Units. The number of LTIP Units granted reflects the maximum that may be earned for achieving the highest level of performance and satisfying the service-based vesting requirements described below.

LTIP Units are a class of units of BPLP that, following the occurrence of certain events, are convertible by the holder into an equivalent number of common units of limited partnership of BPLP (“Common Units”). Common Units are redeemable by the holder for cash or, at the Company’s election, shares of common stock of the Company (“Common Stock”) on a one-for-one basis. Each LTIP Unit granted under the Awards may be converted into one Common Unit only if the service-based and performance-based vesting conditions described below are met. If such conditions are not met, the Awards will be forfeited in their entirety.

Performance-Based Vesting Requirements

The Awards are subject to the performance-based vesting requirements set forth below during the period from the Grant Date through the fourth anniversary of the Grant Date (the “Performance Period”), and are linked to the creation of significant shareholder value during the Performance Period based on the Company’s “Adjusted Stock Price” and “Adjusted Stock Price Performance” (each as defined below). At the highest level of performance, the estimated value of the Awards would represent approximately one percent (1.0%) of the aggregate, incremental total return to shareholders during the Performance Period.
At an Adjusted Stock Price Performance equal to or greater than $90.00, an approximately 30% increase from the closing stock price on the Grant Date, the LTIP Units will be earned as follows (subject to the additional service-based vesting requirements described below):

Performance Tier	Adjusted Stock Price Performance	Percentage of Award Earned
Eight	$118.00	100.0%
Seven	$114.00	87.5%
Six	$110.00	75.0%
Five	$106.00	62.5%
Four	$102.00	50.0%
Three	$98.00	37.5%
Two	$94.00	25.0%
One	$90.00	12.5%

There will be no linear interpolation if Adjusted Stock Price Performance falls between performance tiers.

“Adjusted Stock Price,” as of any date during the Performance Period, means the fair market value of one share of Common Stock, plus the total value of all dividends and other distributions declared on that share through such date (calculated as if each dividend or distribution were immediately reinvested at the fair market value of the stock on the ex-dividend date).

“Adjusted Stock Price Performance” means the highest Adjusted Stock Price achieved over any continuous period of twenty (20) consecutive trading days during the Performance Period compared to the corresponding performance tier (the highest tier where the Adjusted Stock Price over such continuous 20-day period equaled or exceeded the corresponding “Adjusted Stock Price Performance” target, regardless of the date during the Performance Period when such tier is reached).

Adjusted Stock Price Performance is based on the Adjusted Stock Price for each day during any continuous 20-day period and not on an average basis over the period. No LTIP Units will be earned if the Adjusted Stock Price Performance is less than $90.00. In connection with a transactional change in control, to be consistent with the calculation of Adjusted Stock Price absent a change in control, the determination of Adjusted Stock Price Performance will take into account the per share consideration to be received by a shareholder in the transaction resulting in the change in control after factoring in the reinvestment of dividends.

Service-Based Vesting Requirements

One-third of the LTIP Units granted under the Awards will vest on the second anniversary of the Grant Date, with the remaining two-thirds of the LTIP units vesting ratably over the third and fourth years of the Performance Period, subject to continued service and the achievement of the performance-based vesting conditions described above. Prior to the second anniversary of the Grant Date, or in the event of a termination for “cause,” Award recipients will not be eligible to earn any LTIP Units. Except in connection with a change in control as described below, the LTIP Units will not be eligible for any acceleration of vesting.

If an Award recipient’s service terminates following the second anniversary of the Grant Date and before the end of the Performance Period for any reason other than termination by the Company for “cause,” the earned LTIP Units will vest based on the highest level of performance achieved during that Award recipient’s service period as follows: in addition to the one-third of the earned LTIP Units that vested as of the first anniversary of the Grant Date, the vesting of the remaining two-thirds of the earned LTIP Units will be prorated based on the number of days elapsed between the second anniversary of the Grant Date and the fourth anniversary of the Grant Date.

Unlike the Company’s MYLTIP Awards, the OPP Awards do not provide for accelerated or continued vesting in connection with a qualified retirement.

In connection with a change in control, performance-based vesting will be measured through the date of the change in control as set forth above. With respect to service-based vesting, if the acquiror does not assume or replace the LTIP Units on substantially the same terms, the LTIP Units will vest immediately upon the change in control to the extent earned based on performance. If the acquiror does assume or replace the LTIP Units on substantially the same terms, the LTIP Units will remain outstanding and remain subject to the service-based vesting requirements set forth above; provided that, if, within 24 months of the change in control, the recipient’s service to the Company (or its successor) is terminated either (i) by the Company (or its successor) without “cause” or (ii) by the Award recipient for “good reason,” then any unvested LTIP Units will become fully vested upon such termination.

Item 7.01.    Regulation FD Disclosure.

On December 22, 2025, the Company issued a press release announcing the Agreement with Mr. Thomas. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company will account for the Awards under the graded vesting attribution method. Based on preliminary valuations, the Company expects to recognize an aggregate of approximately $32.1 million of OPP-related compensation expense over the full four-year Performance Period.  The Awards will have no impact on 2025 diluted earnings per common share or 2025 diluted funds from operations per share. When the Company announces its earnings guidance for full-year 2026, the Company expects it will include approximately $11.6 million, or $0.07 per common share, of OPP-related compensation expense that it expects to recognize in 2026. There can be no assurance that the actual incremental compensation expense relating to the Awards will not differ materially from the estimate provided above.

The information in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
*10.1	Amended and Restated Employment Agreement, dated December 22, 2025, by and between Owen D. Thomas and BXP, Inc.
*99.1	Press Release, dated December 22, 2025
*101.SCH	Inline XBRL Taxonomy Extension Schema Document.
*101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
*101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
*101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
*104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*).
______________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BXP, INC.

By:	/s/ MICHAEL E. LABELLE
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer

BOSTON PROPERTIES LIMITED PARTNERSHIP
By: BXP, Inc., its General Partner

By:	/s/ MICHAEL E. LABELLE
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer

Date: December 22, 2025